UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2016

SUMMIT HOTEL PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35074	27-2962512
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12600 Hill Country Boulevard, Suite R-100

Austin, Texas 78738
(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement

Reinstatement of Purchase Agreement

As previously disclosed by Summit Hotel Properties, Inc. (“Summit”) in a Current Report on Form 8-K filed on January 4, 2016, Summit Hotel OP, LP, the operating partnership of Summit, and certain affiliated entities (collectively, the “Company”) and American Realty Capital Hospitality Portfolio SMT, LLC (“Original ARCH Purchaser”), an affiliate of American Realty Capital Hospitality Trust, Inc. (“ARCH”), agreed to terminate, effective as of December 29, 2015, the Real Estate Purchase and Sale Agreement, dated as of June 2, 2015 (as amended thereafter and as subsequently terminated, the “Terminated Purchase Agreement”), between the Company and the Original ARCH Purchaser.  Pursuant to the Terminated Purchase Agreement, the Original ARCH Purchaser had the right to acquire from the Company fee simple interests in the ten hotels listed below containing a total of 996 guestrooms for an aggregate purchase price of $89.1 million at a closing that had been scheduled to occur on December 29, 2015.

On February 11, 2016, the Company and American Realty Capital Hospitality Portfolio SMT ALT, LLC (“New ARCH Purchaser”), an affiliate of ARCH, as substitute purchaser, entered into a letter agreement (the “Reinstatement Agreement”) and agreed, subject to the terms and conditions of the Reinstatement Agreement, to reinstate the Terminated Purchase Agreement in its entirety, except as modified by the Reinstatement Agreement (the Terminated Purchase Agreement, as reinstated and modified by the Reinstatement Agreement, is referred to herein as the “Reinstated Purchase Agreement”), to make null and void the prior termination of the Terminated Purchase Agreement and to proceed with the proposed sale of the ten hotels listed below (the “Reinstated Hotels”) pursuant to the Reinstated Purchase Agreement for an aggregate purchase price of $89.1 million. The Reinstated Hotels are being sold by the Company to the New ARCH Purchaser as part of a portfolio sale in which 26 hotels containing an aggregate of 2,793 guestrooms have been or are being sold to ARCH affiliated purchasers and New ARCH Purchaser for an aggregate cash purchase price of approximately $347.4 million (the “ARCH Sale”). The Company previously sold ten of the 26 hotels to ARCH affiliated purchasers at a closing that occurred on October 15, 2015 for a purchase price of $150.1 million. As disclosed below in Item 2.01 of this Current Report on Form 8-K, the Company sold six of the 26 hotels to ARCH affiliated purchasers at a second closing that occurred on February 11, 2016 for a purchase price of $108.3 million (“February Closing”).  The 16 hotels previously sold to ARCH affiliated purchasers were sold by the Company pursuant to a separate real estate purchase and sale agreement relating to the sale of those hotels.

The Reinstated Hotels are as follows:

Hotel	Location	Number of Rooms

Residence Inn	Jackson, MS	100
Holiday Inn Express	Vernon Hills, IL	119
Courtyard by Marriott	Germantown, TN	93
Courtyard by Marriott	Jackson, MS	117
Fairfield Inn & Suites	Germantown, TN	80
Residence Inn	Germantown, TN	78
Aloft	Jacksonville, FL	136
Staybridge Suites	Ridgeland, MS	92
Homewood Suites	Ridgeland, MS	91
Courtyard by Marriott	El Paso, TX	90
		996

The Reinstatement Agreement requires the New ARCH Purchaser to deposit earnest money in the amount of $7.5 million (the “New Deposit”) with an escrow agent to support the closing of the Reinstated Hotels.  The New Deposit is non-refundable to the New ARCH Purchaser except in limited circumstances.  The prior earnest money deposit in the amount of $9.1 million was retained by the Company in connection with the termination of the Terminated Purchase Agreement and will not be credited to the New ARCH Purchaser against the purchase price for the Reinstated Hotels.  The closing of the sale of the Reinstated Hotels is scheduled to occur on or before December 30, 2016 (the “New Closing Date”), or at such later date as the closing may be adjourned or extended in accordance with the express terms of the Reinstatement Agreement.  If the closing of the Reinstated Hotels does not occur as required by the Reinstatement Agreement because of a default by the New ARCH Purchaser, then the New ARCH Purchaser will forfeit the New Deposit to the Company as liquidated damages.

Prior to the New Closing Date, the Company has the right to continue to market and ultimately sell, without the consent of the New ARCH Purchaser, any or all of the Reinstated Hotels to a bona fide third party purchaser that is not an affiliate of the Company.  If the Company sells some, but not all, of the Reinstated Hotels to a bona fide third party purchaser, then the purchase price to be paid by the New ARCH Purchaser for the remaining Reinstated Hotels will be reduced accordingly, but the New Deposit will remain with the escrow agent except in limited circumstances.

Execution of $27.5 Million Loan Agreement

On February 11, 2016, Summit Hotel OP, LP, as lender (the “Operating Partnership”), entered into a loan agreement with ARCH, as borrower, which provides for a loan by the Operating Partnership to ARCH in the amount of $27.5 million (the “Loan”).  The proceeds of the Loan were applied by ARCH as follows: (i) $20.0 million was applied toward the February Closing; and (ii) the remaining $7.5 million was applied by ARCH to fund the New Deposit under Reinstated Purchase Agreement.

The entire principal amount of the Loan, and any accrued and unpaid interest, will be due and payable on February 11, 2017 (the “Maturity Date”), unless extended pursuant to the Loan agreement. ARCH is required to repay a portion of the outstanding principal balance of the Loan in an aggregate amount of $5.0 million, to be paid in five equal installments of $1.0 million, on the last day of May, June, July, August and September 2016 (the “Amortization Payments”). The Loan may be prepaid in whole or in part at any time by ARCH, without payment of any penalty or premium.  ARCH may extend the Maturity Date of the Loan by up to two years pursuant to two one-year extension options (each an “Extension Option”).

Interest will accrue on the unpaid principal balance of the Loan at a rate of 13.0% per annum from the date of the Loan to the initial Maturity Date, 14.0% per annum during the first extension period and 15.0% per annum during the second extension period.  An amount equal to 9.0% per annum is to be paid monthly.  The remaining 4.0%, 5.0% and 6.0%, as the case may be, will accrue and be compounded monthly (the “PIK”).  The PIK must be paid in full in order to exercise any Extension Option, otherwise the PIK is payable at the Maturity Date.  The PIK may be paid prior to the Maturity Date.

To secure the payment of the Amortization Payments, ARCH will cause the rents from certain hotel properties or assets of its taxable REIT subsidiaries to be deposited into a separate controlled account (the “Control Account”) in which the Operating Partnership has a continuing security interest until the Amortization Payments have been satisfied in full in accordance with the terms of the Loan agreement.

Item 2.01.             Completion of Acquisition or Disposition of Assets

On February 11, 2016, the Company completed the sale of the following six hotels as part of the ARCH Sale:

Hotel	Location	Number of Rooms

Fairfield Inn & Suites	Spokane, WA	84
Fairfield Inn & Suites	Denver, CO	160
SpringHill Suites	Denver, CO	124
Hampton Inn	Ft. Collins, CO	75
Fairfield Inn & Suites	Bellevue, WA	144
Hilton Garden Inn	Ft. Collins, CO	120
		707

The six hotels were sold for an aggregate purchase price of $108.3 million and proceeds from the sale of the six hotels were used to complete certain reverse like-kind exchanges under Section 1031 of the Internal Revenue Code of 1986, as amended (“1031 Exchanges”).  The hotels acquired by Summit and its affiliates in the 1031 Exchanges included: the 179-guestroom Courtyard by Marriott® in Atlanta (Decatur), GA on October 20, 2015 for a purchase price of $44.0 million and the 226-guestroom Courtyard by Marriott® in the West End of Nashville, TN for a purchase price of $71.0 million on January 19, 2016.  The completion of the 1031 Exchanges resulted in the deferral of taxable gains of approximately $74.0 million and the pay-down of the Company’s unsecured revolving credit facility by $105.0 million, resulting in additional borrowing capacity for the Company under the unsecured revolving credit facility.  Additionally, the Company repaid a mortgage loan totaling $5.8 million related to the sale of the Springhill Suites in Denver, CO to ARCH.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits

10.1                        Letter Agreement, dated as of February 11, 2016, by and among Summit Hotel OP, LP and certain affiliated entities, and American Realty Capital Hospitality Portfolio SMT ALT, LLC.

10.2                        $27.5 million Loan Agreement, dated as of February 11, 2016, between American Realty Capital Hospitality Trust, Inc. and Summit Hotel OP, LP.

Forward Looking Statements

The Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon Summit’s expectations and are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. These statements relate to, among other things, the pending sale of the Reinstated Hotels pursuant to the Reinstated Purchase Agreement. No assurances can be given that the sale of the Reinstated Hotels will be completed when expected, on the terms described or at all. The completion of the sale of the Reinstated Hotels is subject to certain conditions, which are beyond the control of Summit, including, without limitation, general economic conditions, market conditions and other factors, including those set forth in the Risk Factors section of the Company’s periodic reports and other documents filed with the Securities and Exchange Commission (the “SEC”). Copies are available on the SEC’s website, www.sec.gov. Summit undertakes no obligation to update these statements after the date of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

	By:	/s/ Christopher R. Eng
Name: Christopher R. Eng
Dated: February 16, 2016	Title: Senior Vice President, General Counsel, Chief Risk Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated as of February 11, 2016, by and among Summit Hotel OP, LP and certain affiliated entities, and American Realty Capital Hospitality Portfolio SMT ALT, LLC.

10.2	$27.5 million Loan Agreement, dated as of February 11, 2016, between American Realty Capital Hospitality Trust, Inc. and Summit Hotel OP, LP.